UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2014

ADVANCED OXYGEN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-09951

Delaware	91-1143622
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

c/o Crossfield, Inc. 653 VT 12A, PO Box 189 Randolph, Vermont	05060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 727-7085

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to a Certificate of Amendment to our Certificate of Incorporation filed with the State of Delaware and effective as of December 5, 2014, we effected a reverse stock split of all the outstanding shares of our common stock at an exchange ratio of one for twenty (1:20) (the “Reverse Stock Split”) and changed the number our authorized shares of common stock, par value $0.01 per share, from 90,000,000 to 60,000,000 while maintaining the number of authorized shares of preferred stock, par value $0.01 per share, at 10,000,000 (the “Amendment”).

We will not issue any fractional share interests as a result of the Reverse Stock Split. Instead, all fractional shares will be rounded up, so that a holder of pre-split shares will receive, in lieu of any fraction of a post-split share to which the holder would otherwise be entitled, an entire post-split share. No cash payment will be made to reduce or eliminate any fractional share interest.

As of August 1, 2014, our Board of Directors and the holders of shares representing a majority of our voting securities gave their written consent to the performance of the Reverse Stock Split, while maintaining or reducing the number of authorized shares of common stock and preferred stock at any proportion the Board of Director’s deems appropriate in its discretion. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as stockholders’ approval. In accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, an Information Statement was mailed to stockholders. Subsequent thereto, the Board of Directors determined to change the number of authorized shares of our common stock from 90,000,000 to 60,000,000 and maintain the number of authorized shares of preferred stock at 10,000,000.

Immediately prior to the effectiveness of the Amendment, we had outstanding 45,853,585 shares of common stock. As a result of the Amendment, the 45,853,585 shares of common stock outstanding have been reduced to approximately 2,292,945 shares of common stock (taking into account the rounding up of fractional share interests).

Item 8.01 Other Events.

The Reverse Stock Split described under Item 5.03 became market effective on December 8, 2014. FINRA has placed a “D” on the ticker symbol for 20 business days to signify that the Reverse Stock Split has occurred. As a result, effective as of December 8, 2014 and for the next 20 business days, our stock will trade under the symbol “AOXYD”. Our new CUSIP number is 00754B301.

Holders of shares of our common stock are not required to exchange their certificates representing shares of common stock held prior to the Reverse Stock Split for new certificates representing shares of common stock resulting from the Reverse Stock Split. If, however, a stockholder wishes to exchange such stockholder’s certificates, the stockholder may do so by surrendering its certificate to our transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.

The Company’s transfer agent is: Jersey Stock Transfer LLC, 201 Bloomfield Avenue, Verona, New Jersey 07044, Telephone (973) 239-2712, Fax (973) 239-2361.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment filed with the Secretary of State of Delaware effective on December 5, 2014

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED OXYGEN TECHNOLOGIES, INC. (Registrant)

Dated: December 9, 2014	By:	/s/ Robert E. Wolfe
	Name:	Robert E. Wolfe
	Title:	President